Exhibit 24.1
ENERGY FOCUS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Energy Focus, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Lesley A. Matt and James R. Warren, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Registrant for the benefit of certain shareholders of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre‑effective and post‑effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of June, 2023.

/s/ Chiao Chieh (Jay) Huang	/s/ Stephen Socolof
Chiao Chieh (Jay) Huang	Stephen Socolof
Director and Chairman of the Board	Director and Lead Independent Director

/s/ Wen-Jeng Chang	/s/ Jennifer Y. Cheng
Wen-Jeng Chang	Jennifer Y. Cheng
Director	Director

/s/ K.R. "Kaj" den Daas	/s/ Mei Yun (Gina) Huang
K.R. "Kaj" den Daas	Mei Yun (Gina) Huang
Director	Director

/s/ Brian Lagarto	/s/ Jeffery Parker
Brian Lagarto	Jeffery Parker
Director	Director